Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, Jonathan W. Painter, Chief Executive Officer, and Michael J. McKenney, Chief Financial Officer, of Kadant Inc., a Delaware corporation (the "Company"), do hereby certify, to our best knowledge and belief, that:
The Quarterly Report on Form 10-Q for the period ended March 31, 2018 of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the information contained in this Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 9, 2018	/s/ Jonathan W. Painter
Jonathan W. Painter
Chief Executive Officer

/s/ Michael J. McKenney
Michael J. McKenney
Chief Financial Officer

This certification accompanies this Quarterly Report on Form 10-Q pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by the Company for purposes of Section 18 of the Exchange Act. Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.